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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Juniper Networks, Inc. Amended and Restated 1996 Stock Plan of our report dated January 15, 2001, with respect to the consolidated financial statements of Juniper Networks, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Palo Alto, California
March 23, 2001